EXHIBIT 10.59

                          ESTOPPEL AND WAIVER AGREEMENT

      This Estoppel and Waiver Agreement (the Agreement") is made and entered into effective as of the 10th day of April, 1998 by and between Sanifill, Inc., a Delaware Corporation ("Sanifill"), and U S Liquids Inc., a Delaware Corporation ("Liquids).

                                    RECITALS

      WHEREAS, pursuant to the terms of that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of December 2, 1996, among Liquids, Sanifill, Campbell Wells, L.P., and Campbell Wells NORM, L.P., Liquids acquired substantially all of the assets of and assumed certain liabilities relating to Campbell Wells L.P., and Campbell Wells NORM, L.P., each a Delaware limited partnership and a wholly-owned subsidiary of Sanifill;

      WHEREAS, in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, Liquids (i) issued to Sanifill a warrant to purchase shares of common stock of Liquids, dated December 13, 1996 (the "Warrant"), and (ii) executed and delivered to Sanifill that certain Buyer Non competition Agreement, dated December 13, 1996, whereby Liquids agreed for a period of five (5) years not to engage in any aspect of the business of collecting, treating and disposing of municipal solid wastes, construction and demolition debris within the United States;

      WHEREAS, Liquids is aggressively pursuing acquisitions of companies engaged in the business of managing liquid wastes, some of which companies are also engaged in the management of solid wastes and/or the recycling of certain materials;

WHEREAS, Liquids is also exploring the possibility of conducting a public offering of its Common Stock (the "Public Offering.

      NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. WAIVER OF CERTAIN REGISTRATION RIGHTS. Provided that the Public Offering is completed by August 1, 1998, Sanifill hereby waives its right to have any Warrant Shares (as defined in the Warrant) registered for resale in connection with the Public Offering. Notwithstanding anything to the contrary in the Warrant, Sanifill further waives its rights under Section 3.2 of the Warrant; provided, however, that Sanifill's rights under said Section 3.2 shall be reinstated immediately upon the withdrawal or closing of the currently contemplated Public Offering, or, if at any time hereafter (i) the registration statement filed by Liquids on Form S-1, SEC File No. 333-34875 (the "Registration Statement"), shall cease to include the Warrant Shares, (ii) the Registration Statement shall be withdrawn prior to the sale of all Warrant Shares, or (iii) Liquids breaches, in any material respect, any of its duties or obligations under the Warrant.
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      2. SUSPENSION OF SHELF REGISTRATION STATEMENT. Sanifill acknowledges that the Registration Statement will become "stale" immediately following the closing of several acquisitions to be consummated by Liquids on or about April 15, 1998. Within thirty (30) days after the closing or withdrawal of the Public Offering, Liquids shall file a post-effective amendment to the Registration Statement and use its commercially reasonable efforts to cause such amendment to become effective.

      3. LOCK-UP LETTER. Contemporaneously with the execution of this Agreement, Sanifill shall execute and deliver to Liquids a lock-up letter in the form attached hereto as Exhibit "A".

      4. PERMITTED ACTIVITIES. Notwithstanding anything to the contrary in the Buyer Non competition Agreement, Sanifill hereby agrees that (i) Liquids and its Affiliates (as that term is defined in the Buyer Non competition Agreement) shall be entitled to (a) sell packaging materials (e.g., aluminum, glass, plastic and cardboard) recovered from unsaleable beverages accepted for processing and disposal by the Company and its Affiliates, and (ii) treat and dispose of municipal solid wastes; provided, however, that the total revenue of the Company and its Affiliates generated from the treatment and disposal of municipal solid waste shall not exceed two percent (2%) of their consolidated revenues in any calendar year.

      5. REPRESENTATION OF OWNERSHIP. Sanifill hereby represents that it is the sole owner of the Warrant, such ownership is free and clear of all liens, encumbrances or other charges of any kind and no person or entity has any right to acquire the Warrant or any interest therein.

      6. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. This Agreement may not be modified or amended except by an instrument in writing signed by Sanifill and Liquids. This Agreement shall inure to the benefit of and shall be binding upon Sanifill and Liquids and their respective successors and assigns.

      IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties effective as of the date first above written.

                                          SANIFILL INC.

                                       By: __________________________________

                                           Name: ____________________________
                                           Title:____________________________


                                             U S LIQUIDS INC.

                                        By: _________________________________
                                            Michael P. Lawlor, Chief Executive
                                            Officer